UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

300, 625 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2014, Gran Tierra Energy Inc., through two of its indirect, wholly-owned subsidiaries Gran Tierra Energy Colombia Ltd. and Petrolifera Petroleum (Colombia) Limited, entered into amendments to its transportation agreements (the “Agreements”) with CENIT Transporte Y Logistica de Hidrocarburos S.A.S. (“CENIT”), primarily to extend the terms of the Agreements from August 31, 2014, to November 30, 2014. Under the terms of the Agreements, each of Gran Tierra Energy Colombia Ltd. and Petrolifera Petroleum (Colombia) Limited have the right to transport up to 10,000 barrels of oil per day (“BOPD”), subject to availability of capacity, of their crude oil (such crude oil is currently from production on their Chaza Block, Santana Block and Guayuyaco Block in Colombia): (1) from Santana Station to CENIT’s facility at Orito through CENIT’s Mansoya – Orito Pipeline, and (2) from CENIT’s facility at Orito to the Port of Tumaco through CENIT’s Orito – Tumaco Pipeline. Gran Tierra Energy can request that CENIT transport additional crude oil in excess of 20,000 BOPD through the pipelines on the same terms, which CENIT may do at its sole discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2014	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
David Hardy
General Counsel, Vice President Legal, and Secretary